                                                                    EXHIBIT 99.1

[LOGO] mks
Technology for Productivity

                                                           FOR IMMEDIATE RELEASE

                                                     INVESTOR RELATIONS CONTACT:
                                                                  Ronald Weigner
                                        Vice President & Chief Financial Officer
                                                           MKS Instruments, Inc.
                                                                    978.975.2350

                MKS INSTRUMENTS ACQUIRES ENI DIVISION OF EMERSON

     February 1, 2002, Andover, Mass.-- MKS Instruments, Inc. (NASDAQ: MKSI), a leading supplier of gas measurement, control and analysis products used in semiconductor and other advanced thin-film manufacturing processes, today announced the closing of its acquisition of the ENI Division of Emerson (NYSE:
EMR). ENI is a leading supplier of solid-state radio frequency (RF) and direct current (DC) plasma power supplies, matching networks and instrumentation to the semiconductor and thin-film processing industries. Combined revenues of the two companies totaled approximately $490 million for the twelve months ended September 30, 2001.

     "This acquisition expands our comprehensive suite of products, and exemplifies our strategy to acquire and leverage technologies that surround the manufacturing process chamber. Specifically, it enables MKS to offer higher value and more highly integrated application solutions to our global customer base by combining ENI's solid-state power conversion technology with MKS' core competency in plasma management," said John Bertucci, Chairman, Chief Executive Officer and President of MKS.

     The transaction involved the exchange of 12 million shares of MKS common stock for the businesses and assets of ENI. Based in Rochester, New York, ENI has R&D, engineering and manufacturing operations in the United States and Asia and a worldwide sales and service organization.

     At the close of the transaction, Emerson president James Berges joined the MKS Board of Directors.

     ENI products will become part of a technologically advanced product family that includes MKS' pressure management subsystems, vacuum subsystem products, advanced materials delivery products, process monitor products, digital process control network products, plasma and reactive gas generator products, and infrared-based gas and thin-film measurement products.

     For information on MKS, visit WWW.MKSINST.COM.

--------------------------------------------------------------------------------

     MKS Instruments, Inc. is a leading worldwide developer, manufacturer and supplier of instruments, components and subsystems used to measure, control, and analyze gases in semiconductor manufacturing and similar industrial manufacturing processes and a leading developer, manufacturer and supplier of reactive gas generation and power delivery products. MKS Instruments, Inc. sold products to more than 4,000 customers in 2001. In addition to semiconductors, MKS' products are used in processes to manufacture a diverse range of products, such as optical filters, fiber optic cables, flat panel displays, magnetic and optical storage media, medical equipment, architectural glass, solar panels and gas lasers.

     Statements in this press release including those regarding the benefits of the business combination transaction and future financial and operating results are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following important factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: costs related to the transaction; the difficulty the market may have in valuing the MKS/ENI business model; the risk that MKS' and ENI's businesses will not be integrated successfully; the failure of the combined business to realize anticipated benefits of the transaction; and other economic, business, competitive and/or regulatory factors affecting MKS' business generally, including those factors set forth in the company's filings with the Commission, including the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###